UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

SMART SAND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

(Address of principal executive offices and zip code)

(281) 231-2660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2017, Smart Sand, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named therein (the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”), and the purchase by the Underwriters, of 5,950,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), at a price to the public of $17.50 per share ($16.58125 per share, net of the underwriting discount), of which 1,500,000 shares are to be sold by the Company and 4,450,000 shares are to be sold by the Selling Stockholders. Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters an option for a period of 30 days to purchase up to an aggregate additional 892,500 shares (the “Optional Shares”) of Common Stock at the same price per share. The offering is expected to close on February 7, 2017, subject to customary closing conditions.

The material terms of the Offering are described in the prospectus, dated February 1, 2017 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on February 1, 2017 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-215554), initially filed by the Company with the Commission on January 13, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

As described in the Prospectus, the Company intends to use the net proceeds it receives from the offering for future capital projects and general corporate purposes. The Company will not receive any net proceeds from the sale of any Firm Shares sold by the Selling Stockholders or the sale of the Optional Shares.

Certain of the Underwriters and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 1, 2017, by and among Smart Sand, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated: February 3, 2017	By:	/s/ Lee Beckelman
Lee Beckelman
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 1, 2017, by and among Smart Sand, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein